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                                                                 EXHIBIT 99.3

                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                          FINANCIAL STATEMENT SCHEDULES

To the Stockholder of
Community Distributors, Inc.:

Our audits of the financial statements referred to in our report dated November 13, 2000 appearing in this 2000 Annual Report on Form 10-K to the Stockholder of Community Distributors Inc. also included an audit of the financial statement schedules listed in Item 14 of this Form 10-K. In our opinion, these financial statement schedules presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements.

                                                  PricewaterhouseCoopers LLP

New York, New York
November 13, 2000


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                      REPORT OF INDEPENDENT ACCOUNTANTS ON
                          FINANCIAL STATEMENT SCHEDULES

To the Board of Directors and Stockholders of CDI Group, Inc. and Subsidiary:

Our audits of the financial statements referred to in our report dated November 13, 2000 appearing in this 2000 Annual Report on Form 10-K to Stockholders of CDI Group, Inc. and Subsidiary also included an audit of the financial statement schedules listed in Item 14 of this Form 10-K. In our opinion, these financial statement schedules presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements.

                                                  PricewaterhouseCoopers LLP

New York, New York
November 13, 2000